As filed with the Securities and Exchange Commission on August 15, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ELECTRONIC ARTS INC.
(Exact name of registrant as specified in its charter)

Delaware	94-2838567
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

209 Redwood Shores Parkway
Redwood City, CA 94065
(Address registrant’s principal executive offices, including zip code)

2019 Equity Incentive Plan
(Full title of the Plan)

Jacob J. Schatz
Kyuli Oh
209 Redwood Shores Parkway
Redwood City, CA 94065
(Name and address of agent for service)

 (650) 628-1500
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.				☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this "Registration Statement") is filed by Electronic Arts Inc., a Delaware corporation (the "Registrant"), to register an additional 16,000,000 shares of its common stock, par value $0.01 per share ("Common Stock"), issuable under the Registrant's 2019 Equity Incentive Plan, as amended, effective August 11, 2022 (the "2019 EIP"). The 16,000,000 shares of Common Stock being registered on this Registration Statement are in addition to the 13,500,000 shares of Common Stock registered pursuant to a Form S-8 Registration Statement, No. 333-233182, filed with the Securities and Exchange Commission (the "Commission") on August 9, 2019 (the "Prior Registration Statement").

This Registration Statement relates to securities of the same class as to that which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of Common Stock issuable under the 2019 EIP, are incorporated herein by reference and made part of this Registration Statement, except as amended, supplemented, or superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8.    EXHIBITS

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

4.1*	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K, as filed on August 13, 2021, File No. 000-17948)

4.2*
Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, as filed on August 15, 2022, File No. 000-17948)

4.3*	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, as filed on August 15, 2022, File No. 000-17948)

4.4*	Specimen Certificate of Registrant’s Common Stock (incorporated by reference to Exhibit 4.01 to the Registrant’s Form 10-Q, as filed on February 6, 2018, File No. 000-17948)

4.5*	Registrant's 2019 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K, as filed on August 15, 2022, File No. 000-17948)

5.1	Opinion of Jacob J. Schatz, Executive Vice President, Chief Legal Officer and Corporate Secretary

15.1	Letter re: Unaudited Interim Financial Information

23.1	Consent of Jacob J. Schatz, Executive Vice President, Chief Legal Officer and Corporate Secretary (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on signature page hereto)

107	Calculation of Filing Fees Table

* Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 15th day of August, 2022.

ELECTRONIC ARTS INC.
By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Executive Vice President, Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Christopher Suh and Jacob J. Schatz and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Andrew Wilson	Chief Executive Officer (Principal	August 15, 2022
Andrew Wilson	Executive Officer)

/s/ Chris Suh	Executive Vice President and Chief	August 15, 2022
Chris Suh	Financial Officer (Principal Financial
Officer)

/s/ Eric Kelly	Senior Vice President and Chief	August 15, 2022
Eric Kelly	Accounting Officer (Principal
Accounting Officer)

Directors:

/s/ Andrew Wilson	Chair of the Board	August 15, 2022
Andrew Wilson

/s/ Kofi A. Bruce	Director	August 15, 2022
Kofi A. Bruce

/s/ Rachel A. Gonzalez	Director	August 15, 2022
Rachel A. Gonzalez

/s/ Jeffrey T. Huber	Director	August 15, 2022
Jeffrey T. Huber

/s/ Talbott Roche	Director	August 15, 2022
Talbott Roche

/s/ Richard A. Simonson	Director	August 15, 2022
Richard A. Simonson

/s/ Luis A. Ubiñas	Director	August 15, 2022
Luis A. Ubiñas

/s/ Heidi J. Ueberroth	Director	August 15, 2022
Heidi J. Ueberroth